Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated March 18, 2011, relative to the financial statements of Cheval Resources Corporation, as of March 15, 2011 and for the period March 2, 2011 (date of inception) through March 15, 2011.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor Florida
June 27, 2011